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                                                                     EXHIBIT 1.1
                                  $50,000,000

                            STANDARD PACIFIC CORP.

                         8-1/2% Senior Notes due 2009

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                    June 6, 2001


CREDIT SUISSE FIRST BOSTON CORPORATION
11 Madison Avenue
New York, New York 10010

Dear Sirs:

     Standard Pacific Corp., a Delaware corporation (the "Company"), proposes to issue and sell $50,000,000 principal amount of its 8- 1/2% Senior Notes due 2009 (the "Securities") to Credit Suisse First Boston Corporation (the "Underwriter"). The Securities are to be issued pursuant to the provisions of an Indenture dated as of April 1, 1999, as supplemented by a First Supplemental Indenture dated as of April 13, 1999, and as further supplemented by a Second Supplemental Indenture dated as of September 5, 2000, (the "Indenture") between the Company and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Trustee (the "Trustee").

     Section 1.  Registration Statement and Prospectus.  The Company has
                 -------------------------------------
prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3, including a prospectus, relating to the Securities. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus and prospectus supplement in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus" (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference in the Prospectus.

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     Section 2.  Agreements to Sell and Purchase.  On the basis of the
                 -------------------------------
representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and the Underwriter agrees to purchase from the Company, an aggregate principal amount of $50,000,000 of the Securities at a purchase price equal to 97.23% of the principal amount thereof (the "Purchase Price").

     Section 3.  Terms of Public Offering.  The Underwriter has advised the
                 ------------------------
Company that the Underwriter proposes (i) to make a public offering of the Securities as soon after the execution and delivery of this Agreement as in the Underwriter's judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

     Section 4.  Delivery and Payment.  The Securities shall be represented by a
                 --------------------
definitive global security registered in the name of the nominee of The Depository Trust Company ("DTC"). The Company shall deliver the Securities, with any transfer taxes thereon duly paid by the Company, to Credit Suisse First Boston Corporation through the facilities of DTC, for the account of the Underwriter, against payment to the Company of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificate representing the Securities shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date (as defined below), at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Securities shall be 9:00 A.M., New York City time, on June 13, 2001 or such other time on the same or such other date as the Underwriter and the Company shall agree in writing. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date".

     The documents to be delivered on the Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of O'Melveny & Myers LLP, 114 Pacifica, Suite 100, Irvine, California and the Securities shall be delivered at the Designated Office, all on the Closing Date.

     Section 5.  Agreements of the Company.  The Company agrees with you:
                 -------------------------

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, and (iv) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish you five conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents

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incorporated therein by reference, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; from the date hereof and so long as, in the opinion of counsel for the Underwriter, a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or a dealer, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the second business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or a dealer, to furnish in New York City to the Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus and any documents incorporated therein by reference) as the Underwriter or dealer may reasonably request.

     (e) If during the period specified in the second clause of Section 5(c), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriter and to any dealer as many copies thereof as the Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriter in connection with the registration or qualification of the Securities for offer and sale by the Underwriter and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

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     (g)  To make generally available to its security holders as soon as practicable an earnings statement covering the twelve-month period ending June 30, 2002 that shall satisfy the provisions of Section 11(a) of the Act.

     (h) So long as the Securities are outstanding, to furnish to you as soon as available copies of all reports or other communications furnished to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriter and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriter, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriter in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Securities, (vi) the costs and charges of any transfer agent, registrar and/or depositary (including the Depository Trust Company), (vii) any fees charged by rating agencies for the rating of the Securities, (viii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Securities and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

     (j) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Credit Suisse First Boston Corporation.

     (k) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

     (l) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

     Section 6.  Representations and Warranties of the Company.  The Company
                 ---------------------------------------------
represents and warrants to the Underwriter that:

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     (a)  The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement, when it became effective, did not contain and, as amended, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus complied when filed and, as amended or supplemented, if applicable, does comply in all material respects with the Act, and (iv) the Prospectus, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

     (c) Each preliminary prospectus, if any, filed as part of the registration statement in connection with this offering as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

     (d) The Company has the authorized equity capitalization as set forth in the Prospectus and, as of the Closing Date, the Company shall have an authorized equity capitalization as set forth in the Prospectus. The Company has, as of the date of this Agreement, and as of the Closing Date the Company will have, not less than 30,000,000 shares of common stock issued and outstanding. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights.

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     (e)  The Company owns all of the outstanding capital stock and other securities evidencing equity ownership of its subsidiaries (other than minority interests held by third parties in Homebuilding Joint Ventures) free and clear of any pledge, fiduciary transfer, security interest, claim, lien, limitation on voting rights or encumbrance, and all such securities have been duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of, or subject to, any preemptive or similar rights. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of any subsidiary (other than Homebuilding Joint Ventures).

     (f) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to (a) carry on its business as it is currently being conducted and as described in the Prospectus and (b) own, lease, license and operate its respective properties in accordance with its business as currently conducted. The Company and each of its subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

     (g) The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under, and to consummate the transactions contemplated by this Agreement, the Securities and the Indenture (collectively, the "Operative Documents") and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Securities.

     (h) This Agreement has been duly and validly authorized, executed and delivered by the Company.

     (i) The Indenture has been duly and validly authorized by the Company, has been executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that enforceability of the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Indenture conforms in all material respects to the description thereof in the Prospectus. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     (j) The Securities have been duly and validly authorized for issuance and sale to the Underwriter by the Company and, when issued, authenticated and delivered by the Company against payment by the Underwriter in accordance with the terms of this Agreement and the Indenture, the Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Securities may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether considered in a proceeding

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in equity or at law. The Securities, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Prospectus.

     (k) None of the Company or its subsidiaries is (A) in violation of its charter, bylaws or other organizational document or (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject, or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (B) and (C) above, would, either individually or in the aggregate, result in a Material Adverse Effect. There exists no condition that, with notice or lapse of time or both, would constitute a default by the Company or any of its subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not, either individually or in the aggregate, result in a Material Adverse Effect.

     (l) The execution, delivery or performance by the Company of this Agreement and each of the other Operative Documents does not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent (except such consents as have been or will be obtained prior to the Closing) under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, bylaws or other organizational documents of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (iii) any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or their assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or any of the other Operative Documents or any of the transactions contemplated thereby, except (i) such as have been or will be obtained or made prior to Closing, (ii) such as may be required by the NASD or
(iii) such as may be required by the securities or blue sky laws of the various states. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Operative Documents or any of the transactions contemplated hereby or thereby, except such as have been or will be obtained or made prior to closing.

     (m) There is (i) except as set forth in the Prospectus, no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or its subsidiaries, threatened or contemplated, to which the Company or any of its subsidiaries is or may be a party or to which

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the business, assets or property of such person is or may be subject, (ii)
except as set forth in the Prospectus, no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company or its subsidiaries, that has been proposed by any governmental body or agency, domestic or foreign, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject that (x) in the case of clause (i) above, is reasonably likely to, either individually or in the aggregate, (1) result in a Material Adverse Effect, or (2) interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents, and (y) in the case of clauses (ii) and (iii) above, would, either individually or in the aggregate, (1) result in a Material Adverse Effect, or
(2) interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to Securities that has been received by the Company or its counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with.

     (n) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the actual knowledge of the Company is imminent that might reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance in all respects with, as applicable and except where a failure to so comply would not have a Material Adverse Effect, all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no unwaivable "reportable event" (as defined in ERISA) has occurred with respect to any "employee pension benefit plan" (as defined in ERISA) for which the Company or its subsidiaries would have any liability; none of the Company or its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee pension benefit plan" or (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "employee pension benefit plan" that is maintained or contributed to by the Company or its subsidiaries that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to that effect and nothing has occurred, whether by action or by failure to act, that would result in the revocation of such determination letter.

     (o) Except as set forth in the Prospectus, the Company and each of its subsidiaries (i) is in compliance with, and not subject to costs or liabilities under, any and all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any presently effective judgments, decrees, orders and injunctions issued or promulgated thereunder, in each case, relating to pollution or protection of public and employee health and safety and the environment applicable to it or its business or operations or ownership or use of its property ("Environmental Laws"), other than such noncompliance or costs or liabilities that would not, either individually or in the aggregate, result in a Material Adverse Effect, and (ii) possesses all permits, licenses or other approvals required under applicable Environmental Laws and has no reason to believe all such permits, licenses and other approvals to expire within the next five years will not be renewed or otherwise extended or reissued in due course, in each case, other than such permits, licenses or approvals the lack of which would not, either individually or in the aggregate, result in a Material Adverse Effect. All

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currently pending and, to their knowledge, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions with respect to which the Company or its subsidiaries could reasonably be expected to have any liability are fully and accurately described in all material respects in the Prospectus except as would not, either individually or in the aggregate, result in a Material Adverse Effect.

     (p) The Company and each of its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus as owned by it and good and marketable title to the leasehold estates in the real and personal property described in the Prospectus as leased by it, free and clear of all Liens (as defined in the Indenture), except for Liens described in the Prospectus, Liens permitted under the Indenture and such Liens as would not, either individually or in the aggregate, result in a Material Adverse Effect,
(ii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state, local and foreign authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") to (a) carry on its business as it is currently being conducted and as described in the Prospectus and (b) own, lease, license and operate its respective properties in accordance with its business as currently conducted, except for such Authorization the failure to maintain would not, either individually or in the aggregate, result in a Material Adverse Effect and (iii) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect and in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect, all such Authorizations are valid and in full force and effect and the Company and each of its subsidiaries is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations. All leases to which the Company or any of its subsidiaries is a party are valid and binding, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and no default by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto has occurred and is continuing thereunder, other than defaults that would not, either individually or in the aggregate, result in a Material Adverse Effect.

     (q) The Company and each of its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") material to the conduct of the businesses operated by it as described in the Prospectus. The Company has not received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would result in a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except for any infringements that would not result in a Material Adverse Effect.

     (r) All tax returns required to be filed by the Company and each of its subsidiaries have been filed (or extensions have been obtained) in all jurisdictions where such returns are

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required to be filed, other than such returns the failure of which to file would not have a Material Adverse Effect; and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles, those currently payable without penalty or interest and those the failure of which to pay would not have a Material Adverse Effect. To the knowledge of the Company there are no material proposed additional tax assessments against any of them or their subsidiaries or their assets or property.

     (s) None of the Company or its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations.

     (t) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that:
(A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (u) The Company and each of its subsidiaries maintains insurance covering its properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. The Company has not received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company or its subsidiaries, as the case may be.

     (v) The accountants who have certified the audited financial statements included as part of or incorporated by reference in the Prospectus are independent accountants within the meaning of the Act. The historical financial statements of the Company comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act and present fairly in all material respects the consolidated financial position and results of operations of the Company at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Prospectus) and comply as to form with the rules and regulations promulgated under the Act. All other financial and statistical information and data included or incorporated by reference in the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

     (w) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

     (x) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (y) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to the sale of any debt securities of the Company or to include for sale any debt securities of the Company with the sale of the Securities under the Registration Statement.

     (z) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change in the outlook for any rating of the Company or any securities of the Company.

     (aa) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (bb) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered by such certificate.

     Section 7.  Indemnification.
                 ---------------

     (a) The Company agrees to indemnify and hold harmless the Underwriter, its directors, its officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or any director or officer of, or person controlling, the Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the Underwriter in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgements caused by any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter but only with reference to information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by Credit Suisse First Boston Corporation., in the case of parties indemnified pursuant to
Section 7(a), and by the Company, in the case of parties indemnified pursuant to
Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 60 days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request and such indemnified party shall have, on or after such 60th day, given the indemnifying party at least 30 additional days' notice that the indemnified party is entitled to settle such action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     Section 8.  Conditions of Underwriter's Obligations.  The obligations of
                 ---------------------------------------
the Underwriter to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change with negative or uncertain implications, nor shall any notice have been given of any potential or intended change with negative or uncertain implications, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice to the Company that it has assigned (or is considering assigning) a lower rating to the Securities than that existing on the date of this Agreement.

     (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Andrew H. Parnes and Clay A. Halvorsen, in their capacities as the Senior Vice President - Finance and Chief Financial Officer and Senior Vice President, General Counsel and Secretary of the Company, confirming the matters set forth in Sections 6(aa), 8(a), 8(b) and 8(c) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (e) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(e)(i), 8(e)(ii) or 8(e)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     (f) (1) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriter), dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, to the effect that:

           (i) the Company and each of Standard Pacific of Texas, Inc., Standard Pacific of Orange County, Inc., Standard Pacific of Fullerton, Inc., Family Lending Services, Inc., Standard Pacific of Arizona, Inc., Standard Pacific Construction, Inc. and The Writer Corporation (together, the "Material Subsidiaries") have been duly organized and are validly existing as corporations;

           (ii) the Indenture and the Securities conform in all material respects to the descriptions thereof in the Prospectus;

           (iii) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

           (iv) the Indenture has been duly and validly authorized, executed and delivered by the Company, and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject
     (A) to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, arrangement and similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers, and (B) to the limitations imposed by general principles of equity (regardless of whether considered in a proceeding at law or in equity);

           (v) the Securities are in the form contemplated by the Indenture, have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment pursuant to this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, subject (A) to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, arrangement and similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers, and (B) to the limitations imposed by general principles of equity (regardless of whether considered in a proceeding at law or in equity); and the purchase and sale of the Securities in accordance with the terms and provisions of this Agreement and the consummation of the transactions contemplated under this Agreement, the Indenture and the Securities will not violate the provisions of Section 1 of Article XV of the Constitution of the State of California;

           (vi) the issuance, offering and sale of the Securities to the Underwriter by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the other Operative Documents and the consummation of the transactions herein and therein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (B) violate any statute, rule or regulation known to such counsel and applicable to the Company or any of the Material Subsidiaries;

           (vii) the Registration Statement has become effective under the Act, to the best of such counsel's knowledge no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

           (viii) the statements under the caption "Description of Notes" in the prospectus supplement constituting part of the Prospectus and the caption "Description of Debt Securities," in the base prospectus constituting part of the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

           (ix) The Company is not or, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

           (x) the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

           (xi)(A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial data included therein as to which no opinion need be expressed) complied when so filed as to form with the Exchange Act in all material respects, (B) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act in all material respects,
     (C) nothing has come to the attention of such counsel which causes them to believe that at March 23, 2001 the Registration Statement and the base prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) nothing has come to the attention of such counsel which causes them to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid), as of its date or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinion of Gibson, Dunn & Crutcher LLP described in Section 8(f)(1) above shall be rendered to you at the request of the Company and shall so state therein.

     (2) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriter), dated the Closing Date, of Clay A. Halvorsen, Esq., General Counsel of the Company, to the effect that:

           (i) the Company and each of the Material Subsidiaries are in good standing under the laws of their respective jurisdictions of organization, and are duly qualified to transact business as foreign corporations and are in good standing under the laws of each jurisdiction identified in a certificate of the Company, executed by the President and the Senior Vice President-Finance of the Company, as being jurisdictions in which any of such entities owns or leases property, maintains or has an office or is engaged in the business of developing real property, building and selling homes, except where the failure to be so qualified would not result in material liability or disability to the Company and its subsidiaries, taken as a whole;

           (ii) to the best knowledge of such counsel, the issued shares of the capital stock of each of the Material Subsidiaries are owned beneficially by the Company free and clear of any other security interests, liens, encumbrances, equities or claims;

           (iii) the Company and each of the Material Subsidiaries have the corporate power to own or lease their respective properties and conduct their respective businesses as described in the Prospectus, and the Company has the corporate power to enter into this Agreement and to carry out all the terms and provisions thereof to be carried out by it;

           (iv) the Company's authorized equity capitalization is as set forth in the Prospectus, and the issued shares of capital stock of each of the Material Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record by the Company;

           (v) to the best knowledge of such counsel, no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities;

           (vi) to the best knowledge of such counsel, (A) no legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Prospectus and are not described therein and no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties, and (B) no contract or other document is required to be described in the Prospectus that is not described therein as required;

           (vii) the issuance, offering and sale of the Securities to the Underwriter by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the other Operative Documents and the consummation of the other transactions herein and therein contemplated do not (A) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the

     Company or any of its Material Subsidiaries or any of their respective properties are bound, which is identified in the Officers' Certificate as being material to the business of the Company, or any judgment, decree or order of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of the Material Subsidiaries, or (B) conflict with or result in a breach or violation of the charter documents or by-laws of the Company or any of its Material Subsidiaries;

           (viii) to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities for sale with the sale of the Securities hereunder; and

           (ix) (A) nothing has come to the attention of such counsel which causes him to believe that at March 23, 2001, the Registration Statement and the base prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) nothing has come to the attention of such counsel which causes him to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid), as of its date or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinion of Clay A. Halvorsen, Esq. described in Section 8(f)(2) above shall be rendered to you at the request of the Company and shall so state therein.

     (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of O'Melveny & Myers LLP, counsel for the Underwriter, as to such matters as are customarily covered in such opinions.

     (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

     (i)   [Intentionally omitted.]

     (j) The Securities shall have been rated "BB" by Standard & Poor's Corporation and "Ba2" by Moody's Investors Service, Inc.

     (k) The Underwriter shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

     (l) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

     Section 9.  Effectiveness of Agreement and Termination.  This Agreement
                 ------------------------------------------
shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the Pacific Stock Exchange or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     Section 10.  Miscellaneous.  Notices given pursuant to any provision of
                  -------------
this Agreement shall be addressed as follows: (i) if to the Company, to Standard Pacific Corp., 15326 Alton Parkway, Irvine, California, 92618, Attention:
Corporate Secretary and (ii) if to the Underwriter or to you, to you at 11 Madison Avenue, New York, New York 10010, Attention: Legal and Compliance Department, with a copy to O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attention: Richard A. Boehmer, Esq., or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or directors of the Underwriter, any person controlling the Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by it. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed

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

to pay pursuant to Section 5(i) hereof. The Company agrees to reimburse the Underwriter, its directors and officers and any persons controlling the Underwriter, and the Underwriter agrees to reimburse the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company, in each case for any and all fees and expenses (including, without limitation, the reasonable fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriter, the Underwriter's directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from the Underwriter merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     The term "subsidiary" as used in this Agreement means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company or any of its subsidiaries, or any person in which the Company and its subsidiaries have at least a majority ownership interest.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                              Very truly yours,

                              STANDARD PACIFIC CORP.

                              By:    /s/ Andrew H. Parnes
                                     --------------------
                              Name:   Andrew H. Parnes
                              Title:  Senior Vice President - Finance
                                      and Chief Financial Officer


CREDIT SUISSE FIRST BOSTON
 CORPORATION

By:      /s/ Eric A. Anderson
         --------------------
Name:    Eric A. Anderson
Title:   Managing Director

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